Exhibit 99.1

2Q 2025

SmartFinancial Announces Results for the Second Quarter 2025

KNOXVILLE, TN – July 21, 2025 - SmartFinancial, Inc. ("SmartFinancial" or the "Company"; NYSE: SMBK), today announced net income of $11.7 million, or $0.69 per diluted common share, for the second quarter of 2025, compared to net income of $8.0 million, or $0.48 per diluted common share, for the second quarter of 2024, and compared to prior quarter net income of $11.3 million, or $0.67 per diluted common share.  Operating earnings1, which excludes non-recurring income, net of tax adjustments, totaled $11.7 million, or $0.69 per diluted common share, in the second quarter of 2025, compared to $7.8 million, or $0.46 per diluted common share, in the second quarter of 2024, and compared to $11.3 million, or $0.67 per diluted common share, in the first quarter of 2025.

Highlights for the Second Quarter of 2025

●	Operating earnings[1] of $11.7 million, or $0.69 per diluted common share
●	Net organic loan and lease growth of $132 million with 13% annualized quarter-over-quarter increase
●	Five consecutive quarters of positive operating leverage
●	Credit quality remains solid with nonperforming assets to total assets of 0.19%
●	Quarter over quarter tangible book value per share growth of 13.7%
●	Recertified as a Great Place to Work by over 92% of SmartBank associates
~~●~~	Three business production team members added to Commercial and Private Banking teams

Billy Carroll, President & CEO, stated: "Once again, our Company delivered sustained growth and increasing returns, resulting in five consecutive quarters of positive operating leverage. Despite continued market volatility, our SmartBank team members generated quarterly loan growth of 13% annualized, a testament to our team’s commitment and unmatched professionalism. Our capital base continues to strengthen, and our asset quality remains solid (non-performing assets at 0.19% of total assets). As we reach the midpoint of 2025, it has become increasingly clear that leveraging our platform organically and recruiting top talent is an effective and successful strategy. Thank you to all SmartBank associates for your hard work in making us a leading Southeast banking franchise!”

SmartFinancial's Chairman, Miller Welborn, concluded: "The Board could not be more pleased with the positive momentum of our Company. Operating leverage, margin, tangible book value and earnings per share all continue to trend positively and, equally important, our Company continues to maintain its steadfast commitment to culture. Once again, this quarter saw SmartBank recertified as a Great Place to Work by over 92% of its associate base, a tremendous honor that we look forward to continuing for years to come.”

Net Interest Income and Net Interest Margin

Net interest income was $40.3 million for the second quarter of 2025, compared to $38.2 million for the prior quarter.  Average earning assets totaled $4.96 billion, an increase of $87.8 million from the prior quarter.  The balances of average earnings assets changed quarter-over-quarter, primarily from an increase in average loans and leases of $109.2 million and securities of $9.9 million, offset by a decrease in average interest-earning cash of $31.3 million. Average interest-bearing liabilities increased by $62.0 million from the prior quarter, primarily attributable to an increase in average deposits of $62.4 million, offset by a decrease in borrowings of $437 thousand.

The tax equivalent net interest margin was 3.29% for the second quarter of 2025, compared to 3.21% for the prior quarter. The tax equivalent net interest margin was positively impacted primarily by the increased yield on interest-earning assets and offset by an increase in the cost of interest-bearing liabilities, quarter-over-quarter. The yield on loans and leases, excluding loan fees, on a fully tax equivalent basis (“FTE”) was 5.99% for the second quarter, compared to 5.88% for the prior quarter.

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP Reconciliations.

The cost of total deposits for the second quarter of 2025 was 2.39%, compared to 2.37% in the prior quarter. The cost of interest-bearing liabilities was 2.99% for the second quarter, compared to 2.97% in the prior quarter. The cost of average interest-bearing deposits was 2.95% for the second quarter of 2025, compared to 2.92% for the prior quarter, an increase of three basis points.

The following table presents selected interest rates and yields for the periods indicated:

	Three Months Ended
	Jun	Mar	Increase
Selected Interest Rates and Yields	2025	2025	(Decrease)
Yield on loans and leases, excluding loan fees, FTE	5.99%	5.88%	0.11%
Yield on loans and leases, FTE	6.07%	5.97%	0.10%
Yield on earning assets, FTE	5.65%	5.56%	0.09%
Cost of interest-bearing deposits	2.95%	2.92%	0.03%
Cost of total deposits	2.39%	2.37%	0.02%
Cost of interest-bearing liabilities	2.99%	2.97%	0.02%
Net interest margin, FTE	3.29%	3.21%	0.08%

Provision for Credit Losses on Loans and Leases and Credit Quality

At June 30, 2025, the allowance for credit losses was $39.8 million.  The allowance for credit losses to total loans and leases was 0.96% as of June 30, 2025, and March 31, 2025.

The following table presents detailed information related to the provision for credit losses for the periods indicated (dollars in thousands):

	Three Months Ended
	Jun	Mar	Increase
Provision for Credit Losses on Loans and Leases Rollforward	2025	2025	(Decrease)
Beginning balance	$38,175	$37,423	$752
Charge-offs	(269)	(332)	63
Recoveries	123	241	(118)
Net charge-offs	(146)	(91)	(55)
Provision for credit losses (1)	1,747	843	904
Ending balance	$39,776	$38,175	$1,601

Allowance for credit losses to total loans and leases, gross	0.96%	0.96%	-%

(1)	The current quarter-ended and prior quarter-ended excludes unfunded commitments provision of $664 thousand and $136 thousand, respectively. At June 30, 2025, the unfunded commitment liability totaled $3.3 million.

Nonperforming loans and leases as a percentage of total loans and leases was 0.19% as of June 30, 2025, and 0.20% as of March 31, 2025.  Total nonperforming assets (which include nonaccrual loans and leases, loans and leases past due 90 days or more and still accruing, other real estate owned and other repossessed assets) as a percentage of total assets was 0.19% as of June 30, 2025, and March 31, 2025.

The following table presents detailed information related to credit quality for the periods indicated (dollars in thousands):

	Three Months Ended
	Jun	Mar	Increase
Credit Quality	2025	2025	(Decrease)
Nonaccrual loans and leases	$7,889	$7,624	$265
Loans and leases past due 90 days or more and still accruing	32	183	(151)
Total nonperforming loans and leases	7,921	7,807	114
Other real estate owned	144	144	-
Other repossessed assets	2,397	2,414	(17)
Total nonperforming assets	$10,462	$10,365	$97

Nonperforming loans and leases to total loans and leases, gross	0.19%	0.20%	(0.01)%
Nonperforming assets to total assets	0.19%	0.19%	-%

Noninterest Income

Noninterest income increased $301 thousand to $8.9 million for the second quarter of 2025, compared to $8.6 million for the prior quarter.  The current quarter increase was primarily attributable to increases in mortgage banking income, insurance commissions, interchange and debit card transactions and other, offset by a decrease in investment services.

The following table presents detailed information related to noninterest income for the periods indicated (dollars in thousands):

	Three Months Ended
	Jun	Mar	Increase
Noninterest Income	2025	2025	(Decrease)
Service charges on deposit accounts	$1,766	$1,736	$30
Loss on sale of securities	(4)	-	(4)
Mortgage banking income	633	493	140
Investment services	1,440	1,769	(329)
Insurance commissions	1,554	1,412	142
Interchange and debit card transaction fees	1,342	1,220	122
Other	2,167	1,967	200
Total noninterest income	$8,898	$8,597	$301

Noninterest Expense

Noninterest expense increased $273 thousand to $32.6 million for the second quarter of 2025, compared to $32.3 million for the prior quarter. The current quarter’s increase was primarily attributable to an increase in salaries and employee benefits from additional incentive accruals, offset by a decrease in professional services. The changes in the other categories of noninterest expense were minimal.

The following table presents detailed information related to noninterest expense for the periods indicated (dollars in thousands):

	Three Months Ended
	Jun	Mar	Increase
Noninterest Expense	2025	2025	(Decrease)
Salaries and employee benefits	$19,602	$19,234	$368
Occupancy and equipment	3,432	3,397	35
FDIC insurance	992	960	32
Other real estate and loan related expenses	757	658	99
Advertising and marketing	390	382	8
Data processing and technology	2,651	2,657	(6)
Professional services	1,153	1,368	(215)
Amortization of intangibles	566	569	(3)
Other	3,026	3,071	(45)
Total noninterest expense	$32,569	$32,296	$273

Income Tax Expense

Income tax expense was $2.6 million for the second quarter of 2025, an increase of $250 thousand, compared to $2.3 million for the prior quarter.

Balance Sheet Trends

Total assets at June 30, 2025, were $5.49 billion compared to $5.28 billion at December 31, 2024.  The $215.0 million increase is primarily attributable to increases in loans and leases of $217.7 million and securities of $17.7 million, offset by a decrease in cash and cash equivalents of $22.5 million.

Total liabilities were $4.97 billion at June 30, 2025, compared to $4.78 billion at December 31, 2024, an increase of $187.3 million.  Total deposits increased $185.6 million, which was driven primarily by increases in other time deposits of $95.2 million, money market deposits of $85.1 million and, interest-bearing demand deposits of $7.1 million and the issuance of brokered deposits of $56.9 million, offset by a decline in noninterest demand deposits of $58.6 million.

Shareholders' equity at June 30, 2025, totaled $519.1 million, an increase of $27.7 million, from December 31, 2024. The increase in shareholders' equity was primarily driven by net income of $23.0 million for the six months ending June 30, 2025, and a positive change of $6.4 million in accumulated other comprehensive loss, offset by dividends paid of $2.7 million.  Tangible book value per share1 was $24.42 at June 30, 2025, compared to $22.85 at December 31, 2024.  Tangible common equity1 as a percentage of tangible assets1 was 7.71% at June 30, 2025, compared with 7.48% at December 31, 2024.

The following table presents selected balance sheet information for the periods indicated (dollars in thousands):

	Jun	Dec	Increase
Selected Balance Sheet Information	2025	2024	(Decrease)
Total assets	$5,490,863	$5,275,904	$214,959
Total liabilities	4,971,736	4,784,443	187,293
Total equity	519,127	491,461	27,666
Securities	626,670	608,987	17,683
Loans and leases	4,124,062	3,906,340	217,722
Deposits	4,872,120	4,686,483	185,637
Borrowings	6,966	8,135	(1,169)

Conference Call Information

SmartFinancial issued this earnings release for the second quarter of 2025 on Monday, July 21, 2025, and will host a conference call on Tuesday, July 22, 2025, at 10:00 a.m. ET.  To access this interactive teleconference, dial (833) 470-1428 or (404) 975-4839 and enter the access code, 342904.  A replay of the conference call will be available through September 20, 2025, by dialing (866) 813-9403 or (929) 458-6194 and enter the access code, 216208.  Conference call materials will be published on the Company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile, at 9:00 a.m. ET prior to the conference call.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with branches across Tennessee, Alabama, and Florida.  Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts

Billy Carroll	Nathan Strall
President & Chief Executive Officer	Vice President and Director of Strategy & Corporate Development
Email: billy.carroll@smartbank.com	Email: nathan.strall@smartbank.com
Phone: (865) 868-0613	Phone: (865) 868-2604

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP Reconciliation

Non-GAAP Financial Measures

Statements included in this earnings release include measures not recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered Non-GAAP financial measures (“Non-GAAP”) and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures and ratios derived therefrom in its analysis of the Company's performance, including:

(i)	Operating earnings
(ii)	Operating noninterest income
(iii)	Operating noninterest expense
(iv)	Operating pre-provision net revenue (“PPNR”) earnings
(v)	Tangible common equity
(vi)	Average tangible common equity
(vii)	Tangible book value per common share
(viii)	Tangible assets
(ix)	Operating efficiency ratio

Operating earnings, operating PPNR earnings, operating noninterest income and operating noninterest expense exclude non-operating related income and expense items from net income, noninterest income and noninterest expense, respectively. Tangible common equity and average tangible common equity exclude goodwill and other intangible assets from shareholders' equity and average shareholders' equity, respectively. Tangible book value per common share is tangible common equity divided by common shares outstanding. Tangible assets excludes goodwill and other intangibles from total assets. Operating efficiency ratio is the quotient of operating noninterest expense divided by the sum of net interest income adjusted for taxable equivalent yields plus operating noninterest income.  A detailed reconciliation of these items and the ratios derived therefrom is available in the Non-GAAP reconciliations.

Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers. Management also believes these Non-GAAP financial measures enhance investors' ability to compare period-to-period financial results and allow investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.

Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others,

(1)	risks associated with our growth strategy, including a failure to implement our growth plans or an inability to manage our growth effectively;
(2)	claims and litigation arising from our business activities and from the companies we acquire, which may relate to contractual issues, environmental laws, fiduciary responsibility, and other matters;
(3)	general risks related to our merger and acquisition activity, including risks associated with our pursuit of future acquisitions;
(4)	changes in management’s plans for the future;
(5)	prevailing, or changes in, economic or political conditions (including those resulting from the new administration and Congress), particularly in our market areas, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing;
(6)	our ability to anticipate interest rate changes and manage interest rate risk (including the impact of higher interest rates on macroeconomic conditions, competition, and the cost of doing business and the impact of interest rate fluctuations on our financial projections, models and guidance);
(7)	tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services);
(8)	uncertain duration of trade conflicts and the magnitude of the impact that proposed tariffs may have on our customers’ businesses;
(9)	increased technology and cybersecurity risks, including generative artificial intelligence risks;
(10)	the impact of a failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber-attacks or an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting us and our customers;
(11)	credit risk associated with our lending activities;
(12)	changes in loan demand, real estate values, or competition;
(13)	developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance;
(14)	changes in accounting principles, policies, or guidelines;
(15)	changes in applicable laws, rules, or regulations;
(16)	adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions;
(17)	potential impacts of any adverse developments in the banking industry, including the impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto;
(18)	significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities;
(19)	the effects of war or other conflicts; and
(20)	other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	Ending Balances
	Jun	Mar	Dec	Sep	Jun
	2025	2025	2024	2024	2024
Assets:
Cash and cash equivalents	$365,096	$422,984	$387,570	$192,914	$342,835
Securities available-for-sale, at fair value	502,150	499,445	482,328	501,336	500,821
Securities held-to-maturity, at amortized cost	124,520	125,576	126,659	127,779	128,996
Other investments	14,713	14,371	14,740	20,352	13,780
Loans held for sale	5,484	3,843	5,996	5,804	3,103
Loans and leases	4,124,062	3,992,207	3,906,340	3,717,478	3,574,158
Less: Allowance for credit losses	(39,776)	(38,175)	(37,423)	(35,609)	(34,690)
Loans and leases, net	4,084,286	3,954,032	3,868,917	3,681,869	3,539,468
Premises and equipment, net	90,204	90,708	91,093	91,055	91,315
Other real estate owned	144	144	179	179	688
Goodwill and other intangibles, net	103,588	104,154	104,723	105,324	105,929
Bank owned life insurance	117,697	116,805	115,917	105,025	84,483
Other assets	82,981	79,155	77,782	77,297	79,591
Total assets	$5,490,863	$5,411,217	$5,275,904	$4,908,934	$4,891,009
Liabilities:
Deposits:
Noninterest-bearing demand	$906,965	$884,294	$965,552	$863,949	$903,300
Interest-bearing demand	843,820	885,063	836,731	834,207	988,057
Money market and savings	2,124,623	2,131,828	2,039,560	1,854,777	1,901,281
Time deposits	996,712	907,474	844,640	769,558	524,018
Total deposits	4,872,120	4,808,659	4,686,483	4,322,491	4,316,656
Borrowings	6,966	7,610	8,135	8,997	12,732
Subordinated debt	39,726	39,705	39,684	39,663	42,142
Other liabilities	52,924	49,302	50,141	48,760	47,014
Total liabilities	4,971,736	4,905,276	4,784,443	4,419,911	4,418,544
Shareholders' Equity:
Common stock	17,018	17,018	16,926	16,926	16,926
Additional paid-in capital	295,209	294,736	294,269	293,909	293,586
Retained earnings	224,061	213,721	203,824	195,537	187,751
Accumulated other comprehensive loss	(17,274)	(19,647)	(23,671)	(17,349)	(25,798)
Total shareholders' equity attributable to SmartFinancial Inc. and Subsidiary	519,014	505,828	491,348	489,023	472,465
Non-controlling interest - preferred stock of subsidiary	113	113	113	—	—
Total shareholders' equity	519,127	505,941	491,461	489,023	472,465
Total liabilities & shareholders' equity	$5,490,863	$5,411,217	$5,275,904	$4,908,934	$4,891,009

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2025	2025	2024	2024	2024	2025	2024
Interest income:
Loans and leases, including fees	$61,049	$57,762	$57,951	$54,738	$50,853	$118,811	$100,873
Investment securities:
Taxable	4,848	4,775	5,050	5,233	5,320	9,623	9,869
Tax-exempt	395	354	351	350	353	749	705
Federal funds sold and other earning assets	3,161	3,485	2,744	3,635	4,759	6,647	9,620
Total interest income	69,453	66,376	66,096	63,956	61,285	135,830	121,067
Interest expense:
Deposits	28,301	27,335	27,437	27,350	27,439	55,636	54,474
Borrowings	70	70	89	709	148	140	276
Subordinated debt	739	733	787	865	884	1,472	1,782
Total interest expense	29,110	28,138	28,313	28,924	28,471	57,248	56,532
Net interest income	40,343	38,238	37,783	35,032	32,814	78,582	64,535
Provision for credit losses	2,411	979	2,135	2,575	883	3,391	443
Net interest income after provision for credit losses	37,932	37,259	35,648	32,457	31,931	75,191	64,092
Noninterest income:
Service charges on deposit accounts	1,766	1,736	1,778	1,780	1,692	3,502	3,304
Gain (loss) on sale of securities, net	(4)	—	64	—	—	(4)	—
Mortgage banking	633	493	541	410	348	1,126	628
Investment services	1,440	1,769	1,382	1,881	1,302	3,209	2,682
Insurance commissions	1,554	1,412	1,832	1,477	1,284	2,967	2,387
Interchange and debit card transaction fees	1,342	1,220	1,332	1,349	1,343	2,562	2,596
Other	2,167	1,967	2,101	2,242	1,635	4,133	4,387
Total noninterest income	8,898	8,597	9,030	9,139	7,604	17,495	15,984
Noninterest expense:
Salaries and employee benefits	19,602	19,234	19,752	18,448	17,261	38,836	33,900
Occupancy and equipment	3,432	3,397	3,473	3,423	3,324	6,829	6,720
FDIC insurance	992	960	825	825	825	1,952	1,740
Other real estate and loan related expense	757	658	1,241	460	538	1,415	1,123
Advertising and marketing	390	382	397	327	295	772	597
Data processing and technology	2,651	2,657	2,495	2,519	2,452	5,309	4,916
Professional services	1,153	1,368	1,017	1,201	1,064	2,521	1,989
Amortization of intangibles	566	569	601	604	608	1,135	1,220
Other	3,026	3,071	2,490	3,039	2,834	6,097	5,549
Total noninterest expense	32,569	32,296	32,291	30,846	29,201	64,866	57,754
Income before income taxes	14,261	13,560	12,387	10,750	10,334	27,820	22,322
Income tax expense	2,556	2,306	2,747	1,610	2,331	4,861	4,962
Net income	$11,705	$11,254	$9,640	$9,140	$8,003	$22,959	$17,360
Earnings per common share:
Basic	$0.70	$0.67	$0.58	$0.55	$0.48	$1.37	$1.03
Diluted	$0.69	$0.67	$0.57	$0.54	$0.48	$1.36	$1.03
Weighted average common shares outstanding:
Basic	16,778,988	16,767,535	16,729,509	16,726,658	16,770,819	16,773,293	16,810,277
Diluted	16,878,736	16,872,097	16,863,780	16,839,998	16,850,250	16,875,608	16,887,374

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$4,050,485	$61,294	6.07%	$3,941,295	$58,008	5.97%	$3,504,265	$51,110	5.87%
Taxable securities	562,660	4,848	3.46%	555,914	4,775	3.48%	580,517	5,320	3.69%
Tax-exempt securities[2]	66,223	500	3.03%	63,085	448	2.88%	63,690	447	2.82%
Federal funds sold and other earning assets	275,647	3,161	4.60%	306,966	3,485	4.60%	346,459	4,759	5.52%
Total interest-earning assets	4,955,015	69,803	5.65%	4,867,260	66,716	5.56%	4,494,931	61,636	5.52%
Noninterest-earning assets	405,804			405,860			383,697
Total assets	$5,360,819			$5,273,120			$4,878,628

Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$835,394	3,785	1.82%	$846,823	3,743	1.79%	$983,433	5,950	2.43%
Money market and savings deposits	2,104,236	15,762	3.00%	2,064,134	15,065	2.96%	1,909,125	16,529	3.48%
Time deposits	914,658	8,754	3.84%	880,933	8,527	3.93%	528,985	4,960	3.77%
Total interest-bearing deposits	3,854,288	28,301	2.95%	3,791,890	27,335	2.92%	3,421,543	27,439	3.23%
Borrowings	7,783	70	3.61%	8,220	70	3.45%	12,684	148	4.69%
Subordinated debt	39,714	739	7.46%	39,692	733	7.49%	42,129	884	8.44%
Total interest-bearing liabilities	3,901,785	29,110	2.99%	3,839,802	28,138	2.97%	3,476,356	28,471	3.29%
Noninterest-bearing deposits	898,428			884,078			888,693
Other liabilities	49,539			51,260			47,208
Total liabilities	4,849,752			4,775,140			4,412,257
Shareholders' equity	511,067			497,980			466,371
Total liabilities and shareholders' equity	$5,360,819			$5,273,120			$4,878,628

Net interest income, taxable equivalent		$40,693			$38,578			$33,165
Interest rate spread			2.66%			2.59%			2.22%
Tax equivalent net interest margin			3.29%			3.21%			2.97%

Percentage of average interest-earning assets to average interest-bearing liabilities			126.99%			126.76%			129.30%
Percentage of average equity to average assets			9.53%			9.44%			9.56%

1 Yields computed on tax-exempt loans on a tax equivalent basis include $245 thousand, $246 thousand, and $257 thousand of taxable equivalent income for the quarters ended June 30, 2025, March 31, 2025, and June 30, 2024, respectively.

2 Yields computed on tax-exempt instruments on a tax equivalent basis include $105 thousand, $94 thousand, and $94 thousand of taxable equivalent income for the quarters ended June 30, 2025, March 31, 2025, and June 30, 2024, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Six Months Ended
	June 30, 2025			June 30, 2024
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$3,996,192	$119,302	6.02%	$3,481,187	$101,130	5.84%
Taxable securities	559,306	9,623	3.47%	600,661	9,869	3.30%
Tax-exempt securities[2]	64,663	948	2.96%	63,925	892	2.81%
Federal funds sold and other earning assets	291,219	6,647	4.60%	350,186	9,620	5.52%
Total interest-earning assets	4,911,380	136,520	5.61%	4,495,959	121,511	5.44%
Noninterest-earning assets	405,832			381,964
Total assets	$5,317,212			$4,877,923

Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$841,077	7,528	1.80%	$989,790	12,010	2.44%
Money market and savings deposits	2,084,296	30,826	2.98%	1,906,990	32,677	3.45%
Time deposits	897,889	17,282	3.88%	535,389	9,787	3.68%
Total interest-bearing deposits	3,823,262	55,636	2.93%	3,432,169	54,474	3.19%
Borrowings	8,000	140	3.53%	11,964	276	4.64%
Subordinated debt	39,703	1,472	7.48%	42,118	1,782	8.51%
Total interest-bearing liabilities	3,870,965	57,248	2.98%	3,486,251	56,532	3.26%
Noninterest-bearing deposits	891,293			880,767
Other liabilities	50,394			47,146
Total liabilities	4,812,652			4,414,164
Shareholders' equity	504,560			463,759
Total liabilities and shareholders' equity	$5,317,212			$4,877,923

Net interest income, taxable equivalent		$79,272			$64,979
Interest rate spread			2.62%			2.17%
Tax equivalent net interest margin			3.25%			2.91%

Percentage of average interest-earning assets to average interest-bearing liabilities			126.88%			128.96%
Percentage of average equity to average assets			9.49%			9.51%

1 Yields computed on tax-exempt loans on a tax equivalent basis include $491 thousand and $257 thousand of taxable equivalent income for the six months ended June 30, 2025 and June 30, 2024, respectively.

2 Yields computed on tax-exempt instruments on a tax equivalent basis include $199 thousand and $187 thousand of taxable equivalent income for the six months ended June 30, 2025 and June 30, 2024, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	As of and for The Three Months Ended
	Jun	Mar	Dec	Sep	Jun
	2025	2025	2024	2024	2024
Composition of Loans and Leases:
Commercial real estate:
Non-owner occupied	$1,114,133	$1,117,392	$1,080,404	$1,031,708	$986,278
Owner occupied	958,989	885,396	867,678	868,077	829,085
Commercial real estate, total	2,073,122	2,002,788	1,948,082	1,899,785	1,815,363
Consumer real estate	803,270	784,602	741,836	690,504	678,331
Construction & land development	391,155	357,393	361,735	315,006	294,575
Commercial & industrial	778,754	768,454	775,620	731,600	701,460
Leases	62,495	64,208	64,878	67,052	70,299
Consumer and other	15,266	14,762	14,189	13,531	14,130
Total loans and leases	$4,124,062	$3,992,207	$3,906,340	$3,717,478	$3,574,158

Asset Quality and Additional Loan Data:
Nonperforming loans and leases	$7,921	$7,807	$7,872	$9,491	$6,642
Other real estate owned	144	144	179	179	688
Other repossessed assets	2,397	2,414	2,037	2,949	2,645
Total nonperforming assets	$10,462	$10,365	$10,088	$12,619	$9,975
Modified loans and leases[1] not included in nonperforming loans and leases	$1,660	$1,978	$3,989	$4,053	$4,241
Net charge-offs to average loans and leases (annualized)	0.01%	0.01%	0.02%	0.15%	0.05%
Allowance for credit losses to loans and leases	0.96%	0.96%	0.96%	0.96%	0.97%
Nonperforming loans and leases to total loans and leases, gross	0.19%	0.20%	0.20%	0.26%	0.19%
Nonperforming assets to total assets	0.19%	0.19%	0.19%	0.26%	0.20%

Capital Ratios:
Equity to Assets	9.45%	9.35%	9.32%	9.96%	9.66%
Tangible common equity to tangible assets (Non-GAAP)[2]	7.71%	7.57%	7.48%	7.99%	7.66%

SmartFinancial, Inc.[3]
Tier 1 leverage	8.25%	8.16%	8.29%	8.44%	8.32%
Common equity Tier 1	9.68%	9.79%	9.76%	10.06%	10.06%
Tier 1 capital	9.68%	9.79%	9.76%	10.06%	10.06%
Total capital	11.05%	11.18%	11.10%	11.62%	11.68%

SmartBank[3]
Tier 1 leverage	8.88%	8.76%	8.94%	9.17%	9.11%
Common equity Tier 1	10.43%	10.51%	10.51%	10.92%	11.02%
Tier 1 capital	10.43%	10.51%	10.51%	10.92%	11.02%
Total capital	11.27%	11.35%	11.30%	11.69%	11.79%

1Borrowers that have experienced financial difficulty.

2Total common equity less intangibles divided by total assets less intangibles. See reconciliation of Non-GAAP measures.

3 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	As of and for The					As of and for The
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2025	2025	2024	2024	2024	2025	2024
Selected Performance Ratios (Annualized):
Return on average assets	0.88%	0.87%	0.75%	0.74%	0.66%	0.87%	0.72%
Return on average shareholders' equity	9.19%	9.17%	7.84%	7.60%	6.90%	9.18%	7.53%
Return on average tangible common equity¹	11.53%	11.60%	9.99%	9.75%	8.94%	11.56%	9.77%
Noninterest income / average assets	0.67%	0.66%	0.71%	0.74%	0.63%	0.66%	0.66%
Noninterest expense / average assets	2.44%	2.48%	2.52%	2.50%	2.41%	2.46%	2.38%
Efficiency ratio	66.14%	68.96%	68.98%	69.83%	72.25%	67.51%	71.73%

Operating Selected Performance Ratios (Annualized):
Operating return on average assets[1]	0.88%	0.87%	0.75%	0.74%	0.64%	0.87%	0.67%
Operating PPNR return on average assets[1]	1.25%	1.12%	1.13%	1.08%	0.90%	1.18%	0.87%
Operating return on average shareholders' equity[1]	9.19%	9.17%	7.80%	7.60%	6.72%	9.18%	7.00%
Operating return on average tangible common equity[1]	11.53%	11.60%	9.94%	9.75%	8.70%	11.57%	9.09%
Operating efficiency ratio[1]	65.66%	68.46%	68.58%	69.28%	72.13%	67.02%	72.81%
Operating noninterest income / average assets[1]	0.67%	0.66%	0.70%	0.74%	0.60%	0.66%	0.59%
Operating noninterest expense / average assets[1]	2.44%	2.48%	2.52%	2.50%	2.41%	2.46%	2.38%

Selected Interest Rates and Yields:
Yield on loans and leases, excluding loan fees, FTE	5.99%	5.88%	5.95%	5.95%	5.80%	5.94%	5.76%
Yield on loans and leases, FTE	6.07%	5.97%	6.04%	6.02%	5.87%	6.02%	5.84%
Yield on earning assets, FTE	5.65%	5.56%	5.64%	5.65%	5.52%	5.61%	5.44%
Cost of interest-bearing deposits	2.95%	2.92%	3.02%	3.20%	3.23%	2.93%	3.19%
Cost of total deposits	2.39%	2.37%	2.43%	2.54%	2.56%	2.38%	2.54%
Cost of interest-bearing liabilities	2.99%	2.97%	3.08%	3.29%	3.29%	2.98%	3.26%
Net interest margin, FTE	3.29%	3.21%	3.24%	3.11%	2.97%	3.25%	2.91%

Per Common Share:
Net income, basic	$0.70	$0.67	$0.58	$0.55	$0.48	$1.37	$1.03
Net income, diluted	0.69	0.67	0.57	0.54	0.48	1.36	1.03
Operating earnings, basic¹	0.70	0.67	0.57	0.55	0.47	1.37	0.96
Operating earnings, diluted¹	0.69	0.67	0.57	0.54	0.46	1.36	0.96
Book value	30.51	29.73	29.04	28.89	27.91	30.51	27.91
Tangible book value¹	24.42	23.61	22.85	22.67	21.66	24.42	21.66
Common shares outstanding	17,017,547	17,017,547	16,925,672	16,926,374	16,925,902	17,017,547	16,925,902

¹Non-GAAP measure. See reconciliation of Non-GAAP measures.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2025	2025	2024	2024	2024	2025	2024
Operating Earnings:
Net income (GAAP)	$11,705	$11,254	$9,640	$9,140	$8,003	$22,959	$17,360
Noninterest income:
Securities losses (gains), net	4	—	(64)	—	—	4	—
Gain on sale of former branch building	—	—	—	—	(283)	—	(1,629)
Income taxes:
Income tax effect of adjustments	(1)	—	17	—	73	(1)	421
Operating earnings (Non-GAAP)	$11,708	$11,254	$9,593	$9,140	$7,793	$22,962	$16,152
Operating earnings per common share (Non-GAAP):
Basic	$0.70	$0.67	$0.57	$0.55	$0.47	$1.37	$0.96
Diluted	0.69	0.67	0.57	0.54	0.46	1.36	0.96

Operating Noninterest Income:
Noninterest income (GAAP)	$8,898	$8,597	$9,030	$9,139	$7,604	$17,495	$15,984
Securities losses (gains), net	4	—	(64)	—	—	4	—
Gain on sale of former branch building	—	—	—	—	(283)	—	(1,629)
Operating noninterest income (Non-GAAP)	$8,902	$8,597	$8,966	$9,139	$7,321	$17,499	$14,355
Operating noninterest income (Non-GAAP)/average assets[1]	0.67%	0.66%	0.70%	0.74%	0.60%	0.66%	0.59

Operating Noninterest Expense:
Noninterest expense (GAAP)	$32,569	$32,296	$32,291	$30,846	$29,201	$64,866	$57,754
Merger related and restructuring expenses	—	—	—	—	—	—	—
Operating noninterest expense (Non-GAAP)	$32,569	$32,296	$32,291	$30,846	$29,201	$64,866	$57,754
Operating noninterest expense (Non-GAAP)/average assets[2]	2.44%	2.48%	2.52%	2.50%	2.41%	2.46%	2.38

Operating Pre-provision Net revenue ("PPNR") Earnings:
Net interest income (GAAP)	$40,343	$38,238	$37,783	$35,032	$32,814	$78,582	$64,535
Operating noninterest income (Non-GAAP)	8,902	8,597	8,966	9,139	7,321	17,499	14,355
Operating noninterest expense (Non-GAAP)	(32,569)	(32,296)	(32,291)	(30,846)	(29,201)	(64,866)	(57,754)
Operating PPNR earnings (Non-GAAP)	$16,676	$14,539	$14,458	$13,325	$10,934	$31,215	$21,136

Non-GAAP Return Ratios:
Operating return on average assets (Non-GAAP)[3]	0.88%	0.87%	0.75%	0.74%	0.64%	0.87%	0.67
Operating PPNR return on average assets (Non-GAAP)[4]	1.25%	1.12%	1.13%	1.08%	0.90%	1.18%	0.87
Return on average tangible common equity (Non-GAAP)[5]	11.53%	11.60%	9.99%	9.75%	8.93%	11.56%	9.77
Operating return on average shareholders' equity (Non-GAAP)[6]	9.19%	9.17%	7.80%	7.60%	6.72%	9.18%	7.00
Operating return on average tangible common equity (Non-GAAP)[7]	11.53%	11.60%	9.94%	9.75%	8.70%	11.57%	9.09

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	66.14%	68.96%	68.98%	69.83%	72.25%	67.51%	71.73
Adjustment for taxable equivalent yields	(0.47)%	(0.50)%	(0.49)%	(0.55)%	(0.63)%	(0.49)%	(0.40)
Adjustment for securities gains (losses)	(0.01)%	—%	0.09%	—%	—%	—%	—
Adjustment for sale of branch location	—%	—%	—%	—%	0.51%	—%	1.48
Operating efficiency ratio (Non-GAAP)	65.66%	68.46%	68.58%	69.28%	72.13%	67.02%	72.81

1Operating noninterest income (Non-GAAP) is annualized and divided by average assets.

2Operating noninterest expense (Non-GAAP) is annualized and divided by average assets.

3Operating return on average assets (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average assets.

4Operating PPNR return on average assets (Non-GAAP) is the annualized operating PPNR earnings (Non-GAAP) divided by average assets.

5Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).

6Operating return on average shareholders’ equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average equity.

7Operating return on average tangible common equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended
	Jun	Mar	Dec	Sep	Jun
	2025	2025	2024	2024	2024
Tangible Common Equity:
Shareholders' equity (GAAP)	$519,127	$505,941	$491,461	$489,023	$472,465
Less goodwill and other intangible assets	103,588	104,154	104,723	105,324	105,929
Tangible common equity (Non-GAAP)	$415,539	$401,787	$386,738	$383,699	$366,536

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$511,067	$497,980	$489,172	$478,642	$466,371
Less average goodwill and other intangible assets	103,936	104,504	105,093	105,701	106,301
Average tangible common equity (Non-GAAP)	$407,131	$393,476	$384,079	$372,941	$360,070

Tangible Book Value per Common Share:
Book value per common share (GAAP)	$30.51	$29.73	$29.04	$28.89	$27.91
Adjustment due to goodwill and other intangible assets	(6.09)	(6.12)	(6.19)	(6.22)	(6.26)
Tangible book value per common share (Non-GAAP)[1]	$24.42	$23.61	$22.85	$22.67	$21.66

Tangible Common Equity to Tangible Assets:
Total Assets (GAAP)	$5,490,863	$5,411,217	$5,275,904	$4,908,934	$4,891,009
Less goodwill and other intangibles	103,588	104,154	104,723	105,324	105,929
Tangible Assets (Non-GAAP)	$5,387,275	$5,307,063	$5,171,181	$4,803,610	$4,785,080
Tangible common equity to tangible assets (Non-GAAP)	7.71%	7.57%	7.48%	7.99%	7.66%

1Tangible book value per share (Non-GAAP) is computed by dividing total shareholders’ equity, less goodwill and other intangible assets, by common shares outstanding.